EXHIBIT 99.3

FORM OF LETTER

TO BROKERS, DEALERS, BANKS AND OTHER NOMINEES

SECOND SIGHT MEDICAL PRODUCTS, INC.

Subscription Rights to Purchase Units

Offered Pursuant to Subscription Rights Distributed to Stockholders

of Second Sight Medical Products, Inc.

January 7, 2019

To Security Dealers, Commercial Banks,

Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the “Rights Offering”) by Second Sight Medical Products, Inc. (“Second Sight”) of Units (as such term is defined below), pursuant to non-transferable subscription rights (the “Rights”) distributed to all holders of record (the “Record Holders”) of shares of Second Sight common stock, no par value (the “Common Stock”), at 5:00 p.m., New York time as of January 15, 2019 (the “Record Date”). Each Unit (the “Unit”) entitles the holder to one share of the Company’s Common Stock and one warrant representing the right to purchase one share of Common Stock (the “Warrant”). The Rights and Units are described in the prospectus supplement dated January 7, 2019 (the “Prospectus Supplement”).

In the Rights Offering, Second Sight is offering up to an aggregate of up to 50 million Units, as described in the Prospectus Supplement to yield gross proceeds of up to $40.5 Million. The final number of Units will be determined at the Expiration Date based on the Subscription Price as defined below.

The Rights will expire, if not exercised prior to 5:00 p.m., New York time, on February 15, 2019, unless extended (the “Expiration Date”). Any Rights that are not exercised prior to 5:00 p.m., New York time, on the Expiration Date will expire, have no value and cease to be exercisable for Units.

As described in the accompanying Prospectus Supplement, each beneficial owner of shares of Common Stock registered in your name or the name of your nominee is entitled to one Right for each share of Common Stock owned by such beneficial owner at 5:00 p.m., New York time, on the Record Date. Each Right will allow the holder thereof to invest $0.53 toward the purchase of Units of the Company (the “Basic Subscription Privilege”) at the cash price of (i) 0.98 or (ii) the volume weighted average price of our Common Stock for the five trading day period through and including the Expiration Date, whichever is lower, per full Unit (the “Subscription Price”). The number of Units that you will obtain from your subscription will equal the result of the accepted dollar amount of your investment divided by the Subscription Price, rounded down to the nearest Unit. For example, if you invest $530, and $0.98 per share is lower than the volume weighted average price of our Common Stock for the five trading day period through and including the Expiration Date, then the Subscription Price will be $0.98, and you would receive 540 Units consisting in the aggregate of 540 shares of our Common Stock and Warrants to purchase 540 additional shares of our common stock. By way of further illustration, if you invest $530, and on the Expiration Date the volume weighted average price of our Common Stock for the five trading day period through and including the Expiration Date is lower than $0.98, than the Subscription Price will equal such weighted average price, and you would receive a number of Units equal to the quotient of $530 divided by such weighted average price rounded down to the nearest whole Unit and a refund of the remaining investment amount.

 If a holder purchases all of the Units available to it pursuant to its Basic Subscription Privilege, it may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to invest an additional amount to purchase a portion of any Units that are not purchased by stockholders through the exercise of their Basic Subscription Privileges (the “Unsubscribed Units”), subject to the availability and pro rata allocation of the Unsubscribed Units among all persons exercising this Over-Subscription Privilege. To the extent the Unsubscribed Units are not sufficient to satisfy all of the properly exercised Over-Subscription Privileges, then the Unsubscribed Units will be prorated among those who properly exercised Over-Subscription Privilege based on the amount each person invested under the Basic Subscription Privilege. If this pro rata allocation results in any person receiving a greater number of Unsubscribed Units than the person paid for pursuant to the exercise of the Over-Subscription Privilege, then such person will be allocated only that number of Unsubscribed Units for which the person was entitled to oversubscribe, and the remaining Unsubscribed Units will be allocated among all other persons exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Unsubscribed Units have been allocated or all Over-Subscription Privilege have been fulfilled, whichever occurs earlier.

Each Record Holder will be required to submit payment in full for all the Units it wishes to buy with its Over-Subscription Privilege. Because we will not know the total number of Unsubscribed Units prior to the expiration of the Rights Offering, when the Subscription Price is determined, if a Record Holder wishes to maximize the number of Units it may purchase pursuant to the Record Holder's Over-Subscription Privilege, the Record Holder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of Units available to the Record Holder, assuming that no stockholders other than such Record Holder purchases any Units pursuant to their Basic Subscription Privilege and Over-Subscription Privileges. Fractional Units resulting from the exercise of the Over-Subscription Privileges will be eliminated by rounding down to the nearest whole unit, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

Second Sight can provide no assurances that each Record Holder will actually be entitled to purchase the number of Units issuable upon the exercise of its Over-Subscription Privilege in full at the expiration of the Rights Offering.

Second Sight will not be able to satisfy a Record Holder's exercise of the Over-Subscription Privilege if all of the stockholders exercise their Basic Subscription Privileges in full, and we will only honor an Over-Subscription Privilege to the extent sufficient Units are available following the exercise of subscription rights under the Basic Subscription Privileges. As described in the Prospectus Supplement even if all of our eligible stockholders exercise their Basic Subscription Privileges in full, we will not issue more than 50 Million shares (the “Shares Ceiling”) if a drop in share price results in a Subscription Price requiring us to exceed the Shares Ceiling. In that event holders of our common stock would receive a number of Units that is less than their full Basic Subscription Rights which will be allocated pro rata to their respective interests, with any excess investment to be refunded.

The Rights will be evidenced by a non-transferable Rights certificate (the “Rights Certificate”) registered in the Record Holder's name or its nominee and will cease to have any value at the Expiration Time.

You will not receive certificates evidencing the Rights for which you are the Nominee Holder. Rather, your Rights will be credited to your account electronically through the Depository Trust Company (“DTC”). All Rights are non-transferable, meaning that you may not sell, transfer or assign your Rights to anyone else.

We are asking persons who hold shares of Common Stock beneficially and who have received the Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold certificates of Common Stock directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them. In addition, we are asking beneficial owners who wish to obtain a separate Rights Certificate to contact the appropriate nominee as soon as possible and request that a separate Rights Certificate be issued.

Please notify, as soon as possible, any beneficial owners of Common Stock of the Rights Offering and the procedures and deadlines that must be followed to exercise their Rights. If you exercise the Over-Subscription Privilege on behalf of beneficial owners of Rights, you will be required to certify to Broadridge Corporate Issuer Solutions, Inc., the subscription agent for the Rights Offering (the “Subscription Agent”), and the Company, with respect to each such beneficial owner, as to (i) the number of Rights held, (ii) the aggregate number of Rights that have been exercised, (iii) the amount being invested pursuant to the Basic Subscription Rights, (iv) whether the Basic Subscription Rights of such beneficial owner have been exercised in full and (v) the amount, if any, being invested pursuant to the Over-Subscription Privilege by such beneficial owner.

Any commissions, fees, taxes or other expenses will be for the account of the holder of the Rights, and none of such commissions, fees, taxes or expenses will be paid by the Company or the Subscription Agent. The Company will pay all reasonable fees charged by the Subscription Agent.

Enclosed are copies of the following documents:

1.    Prospectus Supplement;

2.    Instructions as to the use of Second Sight Medical Products, Inc. Rights Certificate (including a Notice of Guaranteed Delivery for Rights Certificate Issued by Second Sight Medical Products, Inc. and Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9);

3.    A form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee, with an attached form of instruction;

4.    Form of Beneficial Owner Election Form

5.    Form of Nominee Holder Election Form; and

6.    A return envelope addressed to the Subscription Agent.

Your prompt action is requested. To exercise the Rights, you should deliver copies of properly completed and signed Rights Certificate and Nominee Holder Election Form, with payment of the Subscription Price in full for the entire amount invested pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, as indicated in the Prospectus Supplement. The Subscription Agent must receive the Rights Certificate and Nominee Holder Election Form with payment of the Subscription Price, including final clearance of any checks, prior to the Expiration Time. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Time will expire. Do not send the Rights Certificate, Nominee Holder Election Form or payment to the Company.

The properly completed and duly executed Rights Certificate and Nominee Holder Election Form, accompanied by full payment of the aggregate Subscription Price, must be received by the Subscription Agent before 5:00 p.m., New York time, on the Expiration Date. Failure to return the properly completed Rights Certificate and Nominee Holder Election Form with the correct and complete payment will result in your not being able to exercise the Rights held in your name on behalf of yourself or other beneficial owners. All exercises of subscription rights are irrevocable. Rights not exercised before 5:00 p.m., New York time, on the Expiration Date will expire, have no value and cease to be exercisable for Units.

Additional copies of the enclosed materials may be obtained from Broadridge Corporate Issuer Solutions, Inc., the Information Agent. The Information Agent's telephone number is (888) 789-8409 (toll free). Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.

Very truly yours,

Second Sight Medical Products, Inc.